UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2012

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07	Submission of Matters to a Vote of Security Holders.

POZEN Inc.’s (the “Company”) Annual Meeting of Stockholders (the “Annual Meeting”) was held at the Company’s headquarters, 1414 Raleigh Road, Suite 400, Chapel Hill, North Carolina 27517, on Thursday, June 7, 2012. At the Annual Meeting, the following matters were submitted to a vote of stockholders:

•	the election of two (2) Class III directors to serve until the 2015 Annual Meeting of Stockholders, or until their respective successors shall have been duly elected and qualified;

•	the advisory vote on the compensation of the Company’s named executive officers; and

•	the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

At the close of business on April 12, 2012, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 29,975,175 shares of the Company’s Common Stock, outstanding and entitled to vote at the Annual Meeting. The holders of 26,728,119 shares of the Company’s Common Stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

At the Annual Meeting, all of the Class III directors were elected and all other proposals submitted to stockholders were approved.

Proposal 1.  Election of Directors

The vote with respect to the election of the Class III directors was as follows:

	For	Withheld	Broker Non-Votes
John R. Plachetka	15,474,744	2,735,254	8,518,121
Seth A. Rudnick	17,279,747	930,251	8,518,121

Proposal 2.  Advisory Vote on the Compensation of the Company’s Named Executive Officers

The vote with respect to the advisory vote on the compensation of the Company’s named executive officers was as follows:

For	Against	Abstain	Broker Non-Votes
12,321,646	5,061,578	826,774	0

Proposal 3.  Ratification of Selection of Independent Registered Public Accounting Firm

The vote with respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011 was as follows:

For	Against	Abstain
25,931,911	78,251	717,957

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN INC.

By:	/s/ William L. Hodges
Name:	William L. Hodges
Title:	Chief Financial Officer

Date:  June 11, 2012